EXHIBIT 99.1
                                                             ------------

                      PRESS RELEASE DATED APRIL 1, 2002

                           NEWELL RUBBERMAID NAMES
                    ERNST & YOUNG AS INDEPENDENT AUDITORS

   FREEPORT, Ill., April 1, 2002 - Newell Rubbermaid Inc. (NYSE: NWL) today announced that its board of directors has appointed the accounting firm Ernst & Young LLP as the company's independent auditors, replacing Arthur Andersen LLP. Andersen has served as the company's auditors since 1984.

   This appointment concludes a comprehensive review of the outside accounting services provided to the company and a rigorous process to select an independent auditor for 2002. The company said its decision to change accountants was made to ensure that Newell Rubbermaid's shareholders continue to have the utmost confidence in the integrity of the company's financial statements.

   The company said that during Arthur Andersen's tenure as the company's auditor, it consistently met the company's strict standards of audit service and exhibited the highest levels of professionalism. The company added that an orderly and expeditious transition will be completed in time for Ernst & Young to review the company's first quarter earnings report to be released on May 1, 2002.

   Newell Rubbermaid is filing a Form 8-K with the Securities and Exchange Commission detailing the change in independent public accountants.

   Newell Rubbermaid Inc. is a global marketer of consumer products with 2001 sales of nearly $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Rubbermaid{R}, Blue Ice{R}, Calphalon{R}, Little Tikes{R}, Graco{R}/Century{R}, Levolor{R}, Kirsch{R}, Shur-Line{R}, and Eldon{R}. The company is headquartered in Freeport, Illinois and employs 49,000 people worldwide. For more information, visit the company's web site at www.newellco.com.

   Contact: Jesse Herron, Director - Investor Relations, 815-381-8150, fax, 815-381-8155, Ken Ross, VP Corp. Communications, or Victoria Gilbert, Mgr. Corp. Communications, 815-381-8151, fax, 815-381-8176, all of Newell Rubbermaid Inc.